Exhibit 10.34

PARENT GUARANTY

THIS PARENT GUARANTY (the “Parent Guaranty”) is issued as of this 19th day of June, 2003, by GEMSTAR-TV GUIDE INTERNATIONAL, INC., a Delaware corporation (the “Guarantor”), in favor of BANK OF AMERICA, N.A., as administrative agent (the “Administrative Agent”) for the Issuing Bank and the Lenders (each as defined herein).

W I T N E S S E T H:

WHEREAS, TV Guide, Inc. (the “Borrower”) is a party to (a) that certain Facility A Loan Agreement dated as of March 1, 1999 (together with any and all extensions, renewals, amendments, modifications, restatements or supplements thereto, the “Facility A Loan Agreement”) with the financial institutions parties thereto (together with any permitted assignees thereof, the “Facility A Lenders”), Bank of America, N.A., as issuer of the letters of credit (in such capacity, the “Issuing Bank”) and as administrative agent, for the Issuing Bank and the Facility A Lenders, and (b) that certain Facility B Loan Agreement dated as of March 1, 1999 (together with any and all extensions, renewals amendments, modifications, restatements or supplements thereto, the “Facility B Loan Agreement”) with the financial institutions parties thereto (collectively, with the Facility A Lenders, the “Lenders”), Bank of America, N.A., as administrative agent for such financial institutions, pursuant to which the Lenders and the Issuing Bank agreed severally, and not jointly, to extend credit facilities to the Borrower; and

WHEREAS, the Guarantor owns 100% of the Capital Stock of the Borrower; and

WHEREAS, the Borrower and the Guarantor are mutually dependent on each other in the conduct of their respective businesses as an integrated operation; and

WHEREAS, the Guarantor has determined that its execution, delivery and performance of this Parent Guaranty directly benefits, and is within the corporate purposes and in the best interests of, the Guarantor; and

WHEREAS, the Guarantor has agreed to execute this Parent Guaranty guaranteeing the payment and performance by the Borrower of the Obligations (as defined in the Facility A Loan Agreement) and the Obligations (as defined in the Facility B Loan Agreement) (collectively, the “Guaranteed Obligations”) and covenants under the Facility A Loan Agreement, the Facility B Loan Agreement and the other Loan Documents (as defined in each of the Facility A Loan Agreement and the Facility B Loan Agreement) executed by the Borrower (the Facility A Loan Agreement, the Facility A Notes, the Facility B Loan Agreement, the Facility B Notes, and the other Loan Documents executed by the Borrower in connection therewith as they may be amended, modified or extended from time to time being hereinafter referred to as the “Guaranteed Agreements”);

NOW, THEREFORE, in consideration of the above premises, Ten Dollars ($10.00) in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby guarantees to the Administrative Agent, the Issuing Bank and the Lenders the full and prompt payment of the Guaranteed Obligations, including any interest thereon, plus reasonable, actual attorneys’ fees and expenses if the obligations represented by this Parent Guaranty are collected by law, through an attorney-at-law, or under advice therefrom. Notwithstanding anything contained in this Parent Guaranty which may be construed to the contrary, the maximum liability of the Guarantor under this Parent Guaranty as of any date shall in no event exceed the Maximum Guaranty Liability (as such term is hereinafter defined) of the Guarantor as of such date. As used herein, the term “Maximum Guaranty Liability” shall be that amount from time to time equal to the greatest of (a) the Adjusted Net Worth (as such term is defined below) of the Guarantor as of the end of the most recently concluded fiscal quarter of the Guarantor ended on or prior to the date of this Parent Guaranty, (b) the highest Adjusted Net Worth (as such term is defined below) of the Guarantor at the end of any fiscal quarter ending subsequent to the date of this Parent Guaranty and prior to the earlier of the date of the commencement of a case under Title 11 of the United States Code (the “Bankruptcy Code”) involving the Guarantor or the date enforcement of this Parent Guaranty is sought and (c) the Adjusted Net Worth (as such term is defined below) of the Guarantor at the earlier of the date of the commencement of a case under the Bankruptcy Code involving the Guarantor or the date enforcement of this Parent Guaranty is sought. As used herein, the term “Adjusted Net Worth” as of any particular date shall mean the excess of (i) the amount of the fair saleable value of the assets of the Guarantor (including the value of any and all rights of subrogation or contribution resulting from any payments by the Guarantor under any other guaranty) as of such date determined in accordance with applicable Federal and state laws affecting creditors’ rights and governing determinations of the insolvency of debtors, over (ii) the amount of all liabilities of the Guarantor (excluding all liabilities of the Guarantor under this Parent Guaranty), contingent or otherwise, as of such date, determined in accordance with the laws described in clause (i) above, minus $1.00.

The Guarantor, the Administrative Agent, the Issuing Bank and the Lenders hereby further agree that:

1. Definitions. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Facility A Loan Agreement and Facility B Loan Agreement, as applicable in the context used.

2. Guaranty Absolute. Regardless of whether any proposed guarantor or any other Person or Persons is or are or shall become in any other way responsible to the Administrative Agent, the Issuing Bank and the Lenders, or any of them, for or in respect of the Guaranteed Obligations or any part thereof, and regardless of whether or not any Person or Persons now or hereafter responsible to the Administrative Agent, the Issuing Bank and the Lenders, or any of them, for the Guaranteed Obligations or any part thereof, whether under this Parent Guaranty or otherwise, shall cease to be so liable, the Guarantor hereby declares and agrees that this Parent Guaranty shall be a joint and several obligation, shall be a continuing guaranty and shall be operative and binding until the earlier of such time as (i) the Guaranteed Obligations shall have been paid or performed in full and none of the Issuing Bank or any Lender shall be under any further obligation to make any additional Advances to the Borrower under the Facility A Loan Agreement and Facility B Loan Agreement, as the case may be, or (ii) the Guarantor shall have satisfied all of its obligations under this Parent Guaranty.

3. Integration. Upon this Parent Guaranty’s being executed and coming into the hands of the Administrative Agent, acting on behalf of the Issuing Bank and the Lenders, this Parent Guaranty shall be deemed to be finally executed and delivered by the Guarantor and shall not be subject to or affected by any prior or concurrent promise or condition affecting or limiting the Guarantor’s liability, and no statement, representation, agreement or promise heretofore made on the part of the Administrative Agent, the Issuing Bank, the Lenders, the Borrower, or any of them, or any officer, employee or agent thereof unless contained herein forms any part of this Parent Guaranty or has induced the making thereof or shall be deemed in any way to affect the Guarantor’s liability hereunder.

4. Amendment and Waiver. No alteration or waiver of this Parent Guaranty or of any of its terms, provisions or conditions shall be binding upon the parties against whom enforcement is sought unless made in writing and signed by an authorized officer of such party.

5. Dealings With Borrower, Etc. The Administrative Agent, the Issuing Bank and the Lenders, or any of them, may from time to time, without exonerating or releasing the Guarantor in any way under this Parent Guaranty, (i) take such further or other security or securities for the Guaranteed Obligations or any part thereof as the Administrative Agent, the Issuing Bank and the Lenders may deem proper, or (ii) release, discharge, abandon or otherwise deal with or fail to deal with the guarantor of the Guaranteed Obligations or any security or securities therefor or any part thereof now or hereafter held by the Administrative Agent, the Issuing Bank and the Lenders, or any of them, or (iii) amend, modify, extend, accelerate or waive in any manner any of the provisions, terms, or conditions of the Guaranteed Agreements, all as the Administrative Agent, the Issuing Bank and the Lenders may consider expedient or appropriate in their sole discretion. Without limiting the generality of the foregoing, or of Paragraph 6 hereof, it is understood that the Administrative Agent, the Issuing Bank and the Lenders, or any of them, may, without exonerating or releasing the Guarantor, give up, or modify or abstain from perfecting or taking advantage of any security for the Guaranteed Obligations and accept or make any compositions or arrangements, and realize upon any security for the Guaranteed Obligations when, and in such manner, and with or without notice, all as the Administrative Agent, the Issuing Bank and the Lenders may deem expedient.

6. Guaranty Unconditional. The Guarantor acknowledges and agrees that no change in the nature or terms of the Guaranteed Obligations or any of the Guaranteed Agreements, or other agreements, instruments or contracts evidencing, related to or attendant with the Guaranteed Obligations (including any novation), shall discharge all or any part of the liabilities and obligations of the Guarantor pursuant to this Parent Guaranty; it being the purpose and intent of the Guarantor, the Administrative Agent, the Issuing Bank and the Lenders that the covenants, agreements and all liabilities and obligations of the Guarantor hereunder are absolute, unconditional and irrevocable under any and all circumstances. Without limiting the generality of the foregoing, the Guarantor agrees that until each and every one of the covenants and agreements of this Parent Guaranty is fully performed, the Guarantor’s undertakings hereunder shall not be released, in whole or in part, by any action or thing which might, but for this paragraph of this Parent Guaranty, be deemed a legal or equitable discharge of a surety or guarantor, or by reason of any waiver, omission of the Administrative Agent, the Issuing Bank and the Lenders, or any of them, or their failure to proceed promptly or otherwise, or by reason of any action taken or omitted by the Administrative Agent, the Issuing Bank and the Lenders, or any of them, whether or not such action or failure to act varies or increases the risk of, or affects the rights or remedies of, the Guarantor or by reason of any further dealings between the Borrower on the one hand and the Administrative Agent, the Issuing Bank and the Lenders, or

any of them, on the other hand or any other guarantor or surety, and the Guarantor hereby expressly waives and surrenders any defense to its liability hereunder based upon, and shall be deemed to have consented to, any of the foregoing acts, omissions, things, agreements or waivers.

7. Setoff. The Administrative Agent, the Issuing Bank and the Lenders may, without demand or notice of any kind upon or to the Guarantor, at any time or from time to time when any amount shall be due and payable hereunder by the Guarantor, if the Borrower shall not have timely paid any of the Guaranteed Obligations after the lapse of any applicable cure period, appropriate and apply to any portion of the Guaranteed Obligations hereby guaranteed, and in such order of application as the Administrative Agent, the Issuing Bank and the Lenders may from time to time elect, any property, balances, credit accounts or moneys of the Guarantor in the possession of the Administrative Agent, the Issuing Bank and the Lenders, or any of them, or under any of their control for any purpose.

8. Loans In Excess of Maximum Parent Guaranty Liability. The creation or existence from time to time of Guaranteed Obligations in excess of the amount committed to or outstanding on the date of this Parent Guaranty is hereby authorized, without notice to the Guarantor, and shall in no way impair or affect this Parent Guaranty or the rights of the Administrative Agent, the Issuing Bank and the Lenders herein. The Guarantor agrees that the obligations guaranteed hereunder may at any time and from time to time exceed the Maximum Guaranty Liability of the Guarantor, without impairing its liability under this Parent Guaranty or affecting the rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder. It is the intention of the Guarantor and the Administrative Agent, the Issuing Bank and the Lenders that the Guarantor’s obligations hereunder shall be in, but not in excess of, the maximum amount permitted by applicable Federal or state bankruptcy, insolvency, fraudulent conveyance or transfer, or similar laws (the “Applicable Laws”). To that end, but only to the extent such obligations would otherwise be subject to avoidance under the Applicable Laws if the Guarantor is not deemed to have received valuable consideration, fair value, or reasonably equivalent value for its obligations under this Parent Guaranty, the Guarantor’s obligations under this Parent Guaranty shall be reduced to that amount which, after giving effect hereto, would not render the Guarantor insolvent, or leave the Guarantor with unreasonably small capital to conduct its business or cause the Guarantor to have incurred debts (or intended to have incurred debts) beyond its ability to pay such debts as they mature, at the time such obligations are deemed to have been incurred under the Applicable Laws. As used herein, the terms “insolvent” and “unreasonably small capital” shall likewise be determined in accordance with the Applicable Laws.

9. Bankruptcy of Borrower. Upon the bankruptcy or winding up or other distribution of assets of the Borrower or of any surety or guarantor other than the Guarantor for any Guaranteed Obligations of the Borrower to the Administrative Agent, the Issuing Bank or the Lenders, the Administrative Agent’s, the Issuing Bank’s and the Lenders’ rights against the Guarantor shall not be affected or impaired by the Administrative Agent’s, the Issuing Bank’s or any of the Lenders’ omission to prove its or their claim, as appropriate, or to prove its or their full claim, as appropriate, and the Administrative Agent, the Issuing Bank and the Lenders may prove such claims as they see fit and may refrain from proving any claim and in their respective discretion they may value as they see fit or refrain from valuing any security held by the

Administrative Agent, the Issuing Bank and the Lenders, or any of them, without in any way releasing, reducing or otherwise affecting the liability to the Administrative Agent, the Issuing Bank and the Lenders of the Guarantor.

10. Application of Payments. Any amount received by the Administrative Agent, the Issuing Bank or any of the Lenders from whatsoever source and applied toward the payment of the Guaranteed Obligations shall be applied in the order of application set forth in the Facility A Loan Agreement and the Facility B Loan Agreement, as applicable; provided, however, that if any Lender obtains payment from any source on account of the Facility A Loans and Facility B Loans made by it in excess of its ratable share of the Facility A Loans and Facility B Loans, such Lender shall forthwith purchase from the other Lenders such participations in the Facility A Loans and Facility B Loans as provided in the Facility A Loan Agreement and Facility B Loan Agreement, respectively.

11. Waivers of Guarantor. The Guarantor hereby expressly waives: (a) notice of acceptance of this Parent Guaranty, (b) notice of the existence or creation of all or any of the Guaranteed Obligations, (c) presentment, demand, notice of dishonor, protest, and all other notices whatsoever, (d) all diligence in collection or protection of or realization upon the Guaranteed Obligations or any part thereof, any obligation hereunder, or any security for any of the foregoing, and (e) until the Administrative Agent, the Issuing Bank and the Lenders have been indefeasibly paid in full, all rights of subrogation, indemnification, contribution and reimbursement from the Borrower, all rights to enforce any remedy which the Administrative Agent, the Issuing Bank and the Lenders, or any of them, may have against the Borrower and any benefit of, or right to participate in, any collateral or security now or hereinafter held by the Administrative Agent, the Issuing Bank or any of the Lenders in respect of the Guaranteed Obligations, even upon payment in full of the Guaranteed Obligations, except to the extent such waiver would be expressly prohibited by Applicable Law. If a claim is ever made upon the Administrative Agent, the Issuing Bank or any of the Lenders for the repayment or recovery of any amount or amounts received by such Person in payment of any of the Guaranteed Obligations and such Person repays all or part of such amount by reason of (a) any judgment, decree or order of any court or administrative body having jurisdiction over such Person or any of its property, or (b) any settlement or compromise of any such claim effected by such Person with any such claimant, including the Borrower, then in such event the Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon the Guarantor, notwithstanding any revocation hereof or the cancellation of any promissory note or other instrument evidencing any of the Guaranteed Obligations, and the Guarantor shall be and remain obligated to such Person hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by such Person.

12. Assignment of Guaranteed Obligations. The Administrative Agent, the Issuing Bank and the Lenders may each, to the extent permitted under the Facility A Loan Agreement and Facility B Loan Agreement, and without notice of any kind, sell, assign or transfer all or any part of the Guaranteed Obligations, and in such event each and every immediate and successive assignee, transferee, or holder of all or any of the Guaranteed Obligations, shall have the right to enforce this Parent Guaranty, by suit or otherwise, for the benefit of such assignee, transferee or holder as fully as if such assignee, transferee or holder were herein by name specifically given such rights, powers and benefits, but the Administrative Agent, the Issuing Bank and the Lenders

shall have an unimpaired right, to enforce this Parent Guaranty for the benefit of the Administrative Agent, the Issuing Bank and the Lenders, as to so much of the Guaranteed Obligations as the Administrative Agent, the Issuing Bank and the Lenders have not sold, assigned or transferred.

13. Remedies Cumulative. No delay by the Lenders, the Issuing Bank and the Administrative Agent, or any of them, in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Lenders, the Issuing Bank and the Administrative Agent, or any of them, of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy. No action by the Lenders, the Issuing Bank and the Administrative Agent, or any of them, permitted hereunder shall in any way impair or affect this Parent Guaranty. For the purpose of this Parent Guaranty, the Guaranteed Obligations shall include, without limitation, all Guaranteed Obligations of the Borrower, to the Administrative Agent, the Issuing Bank and the Lenders, notwithstanding any right or power of any third party, individually or in the name of the Borrower, the Administrative Agent, the Issuing Bank or the Lenders, or any of them, to assert any claim or defense as to the invalidity or unenforceability of any such Guaranteed Obligation, and no such claim or defense shall impair or affect the obligations of the Guarantor hereunder.

14. Successors and Assigns. This Parent Guaranty shall be binding upon the Guarantor, its successors and assigns and inure to the benefit of the successors and assigns of the Administrative Agent, the Issuing Bank and the Lenders. The Guarantor shall not assign its rights or obligations under this Parent Guaranty without the prior written consent of the Administrative Agent, the Issuing Bank and the Lenders.

15. Guaranty of Payment; Notices. This is a guaranty of payment not of collection. In the event the Administrative Agent, the Issuing Bank and the Lenders, or any of them, make a demand upon the Guarantor under this Parent Guaranty, whether or not made through the Administrative Agent, such Guarantor shall be held and bound to the Administrative Agent, the Issuing Bank and the Lenders directly as debtor in respect of the payment of the amounts hereby guaranteed. All costs and expenses, including reasonable attorneys’ fees and expenses, incurred by the Administrative Agent, the Issuing Bank and the Lenders, or any of them, in obtaining performance of or collecting payments due under this Parent Guaranty to the extent permitted by the Facility A Loan Agreement and Facility B Loan Agreement, as applicable, shall be deemed part of the Guaranteed Obligations guaranteed hereby. Any notice or demand which the Administrative Agent, the Issuing Bank and the Lenders, or any of them, may wish to give shall be served upon the Guarantor in the fashion prescribed for notices in Sections 11.1 of the Facility A Loan Agreement and Facility B Loan Agreement in care of the Borrower, and the notice so sent shall be deemed to be served as set forth in Sections 11.1 of the Facility A Loan Agreement and Facility B Loan Agreement.

16. Loans Benefit Guarantor. The Guarantor expressly represents and acknowledges that any financial accommodations by the Administrative Agent, the Issuing Bank and the Lenders, or any of them, to the Borrower, including without limitation the extension of the Facility A Loans and Facility B Loans, are and will be of direct interest, benefit and advantage to the Guarantor.

17. Inspections; Records. The Guarantor covenants and agrees that so long as any amount is owing on account of the Facility A Loans, Facility B Loans, the Facility A Notes, Facility B Notes, or otherwise pursuant to this Parent Guaranty, the Guarantor shall permit representatives of the Administrative Agent, the Issuing Bank and the Lenders to visit and inspect properties of the Guarantor during reasonable hours, inspect the Guarantor’s books and records and discuss with the principal officers of the Guarantor its businesses, assets, liabilities, financial positions, results of operations and business prospects.

18. Governing Law. This Parent Guaranty shall be construed in accordance with the laws of the State of New York.

19. Facility A Loan Agreement and Facility B Loan Agreement to Control. In the event any term or condition contained herein is inconsistent with the terms and conditions contained in the Facility A Loan Agreement and Facility B Loan Agreement, as applicable, the terms and conditions of the Facility A Loan Agreement and Facility B Loan Agreement, as applicable, shall control.

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IN WITNESS WHEREOF, the Guarantor has caused this Parent Guaranty to be executed as of the date first above written.

GEMSTAR-TV GUIDE INTERNATIONAL, INC., a Delaware corporation

By:
Its:

GEMSTAR-TV GUIDE INTERNATIONAL , INC.

PARENT GUARANTY